EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                               REGISTRATION NO.  333-89355
(To Prospectus dated March 12, 2002)




                           [BIOTECH HOLDRS (SM) LOGO]




                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

     The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                       Share         Primary
           Name of Company (1)            Ticker      Amounts    Trading Market
     ---------------------------------    ------      -------    --------------
     Affymetrix, Inc.                      AFFX          4           NASDAQ
     Alkermes, Inc.                        ALKS          4           NASDAQ
     Amgen Inc.(1)                         AMGN        64.48         NASDAQ
     Applera Corporation--Applied
       Biosystems Group                    ABI          18            NYSE
     Applera Corporation--Celera
       Genomics Group                      CRA           4            NYSE
     Biogen, Inc.                          BGEN         13           NASDAQ
     Chiron Corporation                    CHIR         16           NASDAQ
     Enzon, Inc.                           ENZN          3           NASDAQ
     Genentech, Inc.                       DNA          44            NYSE
     Genzyme Corporation                   GENZ         14           NASDAQ
     Gilead Sciences, Inc.                 GILD         16           NASDAQ
     Human Genome Sciences, Inc.           HGSI          8           NASDAQ
     ICOS Corporation                      ICOS          4           NASDAQ
     IDEC Pharmaceuticals Corporation      IDPH         12           NASDAQ
     MedImmune, Inc.                       MEDI         15           NASDAQ
     Millennium Pharmaceuticals, Inc.      MLNM         12           NASDAQ
     QLT Inc.                              QLTI          5           NASDAQ
     Sepracor Inc.                         SEPR          6           NASDAQ
     Shire Pharmaceuticals Group p.l.c.    SHPGY       6.8271        NASDAQ
     ____________________


     (1) On July 17, 2002 Amgen Inc. completed its merger with Immunex Corp., both components of Biotech HOLDRS. As a result of the merger, in exchange for each share of Immunex, shareholders received $4.50 in cash and .44 shares of Amgen stock. Immunex Corp. is no longer included in Biotech HOLDRS. The share amount of Amgen Inc. represented by a round-lot of 100 Biotech HOLDRS is now 64.48.

          The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

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          The date of this prospectus supplement is September 30, 2002.